INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated July 31, 1997, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Series 230.
  /s/ ERNST & YOUNG LLP
  New York, New York
  August 11, 1997